Exhibit 10.13

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment (the “Amendment”) to that certain employment agreement between Matador Resources Company, a Texas corporation (“Matador”), acting through its Board of Directors, and David E. Lancaster (“Employee”) dated August 9, 2011, as previously amended (collectively, with the prior amendment, the “Agreement”) is entered into and effective as of December 1, 2011.

WHEREAS, Matador and Employee previously entered into the Agreement; and

WHEREAS, Matador and Employee desire to modify the timing of the increase in base salary of the Employee and to modify the timing of any payment to be made pursuant to Section 14(b) of the Agreement.

NOW, THEREFORE, Matador and Employee hereby agree to amend the Agreement as follows, effective as of the date hereof:

1.	The first sentence of Section 4(a) of the Agreement is restated in its entirety to provide as follows:

Effective December 1, 2011, Employee shall receive an annualized salary of $340,000 per year, payable in installments in accordance with Matador’s then standard payroll practices, or such higher compensation as may be established by Matador from time to time (“Base Salary”).

2.	Section 14(b) of the Agreement is restated in its entirety to provide as follows:

If Employee’s employment is terminated by the Company for a reason other than as described in Section 14(a) or (c), or is terminated by Employee for Good Reason pursuant to Section 12(g), the Company shall (i) pay to Employee all Accrued Obligations as required under applicable wage payment laws and in accordance with the Company’s customary payroll practices, and (ii) subject to Employee’s compliance with Sections 8 and 9, pay to Employee severance pay in an amount equal to one and one-half (1.5) times his then-current Base Salary as of the Date of Termination, plus one and one-half (1.5) times an amount equal to the average annual amount of all bonuses paid to Employee with respect to the prior two (2) calendar years, in a lump sum, subject to Section 16(b), on the sixtieth (60th) day following the Date of Termination. Employee shall have no obligation to seek other employment, and any income so earned shall not reduce the foregoing amounts.

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IN WITNESS WHEREOF, Matador and Employee have duly executed this Amendment to be effective as of the date set forth above.

MATADOR RESOURCES COMPANY

By:	/s/ Joseph Wm. Foran
Joseph Wm. Foran
Chairman of Board and Chief Executive Officer

EMPLOYEE

/s/ David E. Lancaster
David E. Lancaster, individually

Signature Page

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